EXHIBIT 99.9
                                                                  ------------


                               LETTER OF CONSENT

TO:      United States Securities and Exchange Commission

RE:      ARC ENERGY TRUST - ANNUAL REPORT ON FORM 40-F

We hereby consent to the use and reference to our name and our report dated February 23, 2006 evaluating ARC Energy Trust's petroleum and natural gas reserves as at December 31, 2005, as described in the Annual Report on Form 40-F of ARC Energy Trust for the fiscal year ended December 31, 2005 filed with the United States Securities and Exchange Commission pursuant to the SECURITIES EXCHANGE ACT OF 1934, as amended, and the inclusions of information derived from our report.

                                               Sincerely,

                                               GLJ PETROLEUM CONSULTANTS LTD.

                                               /s/ James H. Willmon, P.Eng.
                                               ------------------------------
                                               James H. Willmon, P. Eng.
                                               Vice-President


Calgary, Alberta
Date:  March 29, 2006